Designated Filer:  Warburg, Pincus Ventures, L.P.
Issuer & Ticker Symbol:   Skillsoft Public Limited Company (SKIL)
Date of Event Requiring Statement:  November 2, 2006


                                                                    Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.   Name:    Warburg Pincus Partners LLC
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

2.   Name:    Warburg Pincus LLC
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

3.   Name:    Warburg Pincus LLC
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

4.   Name:    Charles R. Kaye
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017

5.   Name:    Joseph P. Landy
     Address: c/o Warburg Pincus LLC
              466 Lexington Avenue
              New York, NY 10017